UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2011 (March 30, 2011)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 30, 2011 (the “Effective Date”), Glimcher Properties Limited Partnership (“GPLP”), an affiliate of Glimcher Realty Trust (the “Registrant”), executed a Second Amended and Restated Credit Agreement, dated as of the Effective Date (the “Agreement”), with KeyBank National Association (“KeyBank”), as administrative agent, Bank of America, N.A. (“BofA”) and Wells Fargo Bank, N.A. (“Wells”), each as a co-syndication agent, U.S. Bank National Association (“U.S. Bank”) and Huntington National Bank (“Huntington”), each as a co-documentation agent, Eurohypo AG, New York Branch (“Eurohypo”), Goldman Sachs Bank USA (“Goldman”), Aareal Capital Corporation, and PNC Bank, National Association (“PNC”) as additional signatories to the Agreement (KeyBank and each other listed bank, collectively, the “Lenders”).

The Agreement amends GPLP’s Amended and Restated Credit Agreement dated as of December 14, 2006, as amended (the "Original Agreement"), and modifies the terms of GPLP’s existing revolving credit facility as follows: (i) increases the facility’s total borrowing availability from $200 million to $250 million, (ii) provides two separate one-year options to extend the facility’s current maturity date of December 14, 2011 to December 13, 2013, (iii) eases existing restrictions on GPLP’s use of proceeds from facility borrowings and GPLP’s ability to make certain investments using facility borrowings, (iv) adds GPLP’s Morgantown Mall located in Morgantown, WV, Northtown Mall located in Blaine, MN (“Northtown”), and Polaris Lifestyle Center located in Columbus, OH (the “Center”) as additional collateral to the facility’s current collateral pool, and (v) amends (A) the minimum fixed charge ratio covenant in the Original Agreement to increase it from 1.35:1.0 to 1.40:1.0 beginning March 31, 2012 and to 1.45:1.0 beginning March 31, 2013, (B) the minimum tangible net worth covenant in the Original Agreement to increase it from $675 million to $800 million plus seventy-five percent (75%) of the equity contributions or sales of treasury stock received by GPLP or any parent entity after the Effective Date, (C) the maximum recourse debt limitation in the Original Agreement to lower it from 27.5% of GPLP’s total asset value (“TAV”) to 15% of GPLP’s TAV, provided that the outstanding borrowings on the facility will be excluded from the calculation of recourse debt, and (D) the maximum consolidated debt covenant in the Original Agreement to lower it from 70% to 65% with a further reduction to 62.5% on March 31, 2012.  The Agreement also permits GPLP to increase the facility’s total borrowing availability to $300 million by providing additional collateral and adding new financial institutions as facility lenders or obtaining the agreement from the existing Lenders to increase their lending commitment.  Lastly, GPLP’s total outstanding borrowings under the facility shall not exceed, as determined on a quarterly basis, the lesser of: (i) the facility’s then existing total borrowing availability, (ii) the amount of outstanding facility borrowings permitted under the Agreement assuming the applicable loan-to-value amount of the facility’s then existing collateral pool, (iii) the amount of outstanding facility borrowings permitted under the Agreement assuming a debt service charge for the facility’s collateral equal to an amount ranging from 1.35x up to 1.50x, and (iv) (beginning March 31, 2013) 80% of the capitalized value of the properties that comprise the facility’s collateral pool.

Under the Agreement, the interest rate for the facility shall be LIBOR plus 4.0% and subject to adjustment based upon the quarterly measurement of GPLP’s consolidated debt outstanding as a percentage of GPLP’s TAV. Interest payments on advances shall be payable monthly, at the applicable maturity date, and upon termination of the facility.  Any outstanding advances from the facility and all other unpaid obligations not required to be repaid earlier under the Agreement shall be paid in full by the applicable maturity date.  Furthermore, the Agreement requires GPLP to pay a quarterly fee in arrears equal to 0.40% of the facility’s unused borrowing availability during the most recently completed fiscal quarter. With respect to each option to extend the applicable maturity date, GPLP must provide proper notice to KeyBank and pay the applicable extension fee of 0.30% of the facility’s then-current aggregate borrowing availability as of the first day of the respective extension of the applicable maturity date. As of the Effective Date, the amount of borrowings outstanding on the facility was approximately $156 million.

In connection with the Agreement’s execution, the Registrant and its affiliate, Glimcher Properties Corporation (“GPC”), executed an Amended and Restated Parent Guaranty, dated as of the Effective Date (the “Guaranty”), under which the Registrant and GPC guaranteed the: (i) repayment of the promissory notes (the “Notes”) issued by the Lenders under the Agreement, (ii) payment of costs relating to the Lenders’ enforcement of the Agreement, the Guaranty, the Notes, and other related documents (the “Loan Documents”), and (iii) performance of all of the obligations, duties, covenants, and agreements of GPLP under the Loan Documents.  Additionally, certain subsidiaries of GPLP executed an Amended and Restated Subsidiary Guaranty, dated as of the Effective Date, guaranteeing GPLP’s performance and repayment obligations under the Loan Documents in the same manner in which the Registrant and GPC guaranteed GPLP’s performance and repayment under the Guaranty.

The Agreement contains customary provisions for facilities of this nature with respect to events of default including, but not limited to, an event of default by GPLP and certain of its affiliates on any other recourse indebtedness in excess of $15 million or non-recourse indebtedness in excess of $100 million.  In the event of bankruptcy or another event of default that remains uncured, the Lenders may accelerate repayment of all outstanding amounts owed and terminate the facility.  In connection with executing the Agreement and modifying the existing credit facility, GPLP paid approximately $2.5 million in closing, arrangement, and amendment fees. GPLP also expects to pay additional fees of approximately $819,000 to terminate interest rate protection agreements associated with mortgage loans that were retired in order to add Northtown and the Center to the facility’s collateral pool.

KeyBank, U.S. Bank, Eurohypo, Huntington, BofA, PNC, and an affiliate of Goldman have each provided mortgage loans or other credit facilities with respect to certain properties owned by affiliates of GPLP and the Registrant. Affiliates of BofA, Goldman, and Wells have, from time to time, performed various financial advisory and investment banking services for the Registrant for which they received customary fees and expenses. A copy of the press release announcing the execution of the Agreement is attached hereto as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Forward Looking Statements

This Current Report on Form 8-K and attached press release contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (“JV”) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, impact of competition, impact of future acquisitions and divestitures, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for common area maintenance (“CAM”), taxes and other property expenses, material changes in our dividend rates on our securities or the ability to pay our divided on our common shares or other securities, failure of the Registrant to qualify as real estate investment trust, the impact of changes in tax legislation and, generally our tax position, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated, our failure to comply or remain compliant with the covenants in our debt instruments, including, but not limited to, the covenants under our corporate credit facility, bankruptcies of and other failures to perform by lending institutions within our construction loans and corporate credit facility, the failure to achieve estimated sales prices and proceeds from the sale of malls, the failure to achieve earnings/funds from operations targets or estimates, increases in impairment charges, additional impairment charges, as well as other risks listed from time to time in the Registrant’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Registrant.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Glimcher Realty Trust, dated March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: April 1, 2011	/s/ Kim A. Rieck Kim A. Rieck Senior Vice President, General Counsel & Secretary

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